Exhibit 24(a)

POWER OF ATTORNEY

     THE UNDERSIGNED members of the Board of Administration of the TRW Canada Stock Savings Plan (the "Plan") hereby appoint W. B. Lawrence, D. F. Menz, K. C. Syrvalin, and K. A. Weigand, and each of them, as attorneys for the Plan and for the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the Plan and the undersigned, to prepare or cause to be prepared, to execute and file with the Securities and Exchange Commission, Washington, D. C. (the "Commission") (1) a registration statement or statements on Form S-8 or any other appropriate form or forms pursuant to the Securities Act of 1933, as amended (the “Act”), for the purposes of registering participations in the Plan and shares of Common Stock of TRW Inc. to be acquired, issued, contributed or sold in connection with the Plan; and (2) and any and all amendments, including post-effective amendments, and exhibits to such registration statement, and any and all applications or other documents to be filed with the Commission or elsewhere pertaining to the securities to which such registration statement(s) relate(s), with full power and authority to take or cause to be taken all other actions deemed necessary or appropriate to effect the registration under the Act of the participations in and the shares of Common Stock of TRW Inc. offered or to be offered pursuant to the Plan.

EXECUTED on the dates set forth below.

/s/ Scott M. Barnes

Scott M. Barnes
May 18, 2001

/s/ Ross Cooper

Ross Cooper
May 18, 2001

/s/ Steve Kiwicz

Steve Kiwicz
May 18, 2001